UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2006

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On December 18, 2006, Loral Space & Communications Inc. ("Loral") issued the Press Release filed herewith as Exhibit 99.1.

The press release makes reference to the combined trailing 12 months Adjusted EBITDA for the period ending September 30, 2006 for Loral and Telesat Canada ("Telesat"). Loral and Telesat define Adjusted EBITDA differently. Loral believes that these measures of Adjusted EBITDA are substantially equivalent and does not believe that these definitional differences result in any material differences in actual reported Adjusted EBITDA for the period in question. The applicable definitions, as set forth in the SEC filings of Loral and Telesat, are set forth below.

Telesat describes its use of Adjusted EBITDA in its SEC filings as follows:

"We define Adjusted EBITDA as EBITDA (which is net earnings before interest expense, income taxes and amortization) before other income (which includes non-operating income such as capitalized interest, foreign exchange gains (losses) and interest income). Adjusted EBITDA is used by management as a performance measure for benchmarking against our peers and our competitors. Additionally, Adjusted EBITDA is also one of the metrics used by management and our board of directors, as the case may be, to review the financial performance of the business on a monthly basis and to determine the level of variable compensation for management and employees. We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry. Adjusted EBITDA is not recognized under Canadian or U.S. GAAP. Adjusted EBITDA should not be viewed in isolation and does not purport to be an alternative to net earnings as an indicator of operating performance. There are material limitations associated with making the adjustments to calculate Adjusted EBITDA and using this non-GAAP financial measure as compared to the most directly comparable GAAP financial measure. For instance, EBITDA does not include:

• interest expense, and because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

• amortization expense, and because we use capital assets, amortization expense is a necessary element of our costs and ability to generate revenue; and

• income tax expense, and because the payment of income taxes is part of our operations, income tax expense is a necessary element of our costs and ability to operate.

"Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as capital expenditures, contractual commitments, interest payments, income tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies."

Based on Telesat's SEC's reports, Telesat’s Adjusted EBITDA for the 12 months ending September 30, 2006 was CAD 265 million.

Loral describes its use of Adjusted EBITDA in its SEC filings as follows:

"The common definition of EBITDA is 'Earnings Before Interest, Taxes, Depreciation and Amortization'. In evaluating financial performance, we use revenues and operating income (loss) before depreciation and amortization, including amortization of stock based compensation, and reorganization expenses due to bankruptcy ('Adjusted EBITDA') as the measure of a segment’s profit or loss. Adjusted EBITDA is equivalent to the common definition of EBITDA before: reorganization expenses due to bankruptcy; gain on discharge of pre-petition obligations and fresh-start adjustments; gain (loss) on investments; other income (expense); equity in net income (losses) of affiliates; and minority interest, net of tax.

"Adjusted EBITDA allows investors to compare our operating results with that of competitors exclusive of depreciation and amortization, interest and investment income, interest expense, reorganization expenses due to bankruptcy, net losses of affiliates and minority interest. Financial results of competitors in our industry have significant variations that can result from timing of capital expenditures, the amount of intangible assets recorded, the differences in assets’ lives, the timing and amount of investments, and effects of investments not directly managed. The use of adjusted EBITDA allows investors to compare operating results exclusive of these items. Competitors in our industry have significantly different capital structures. The use of Adjusted EBITDA maintains comparability of performance by excluding interest expense. In addition, during Chapter 11, we only recognized interest expense on the actual interest payments we made. During this period, we did not make any further interest payments on our debt obligations after March 17, 2004, the date we repaid our secured bank debt. Reorganization expenses due to bankruptcy were only incurred during the period we were in Chapter 11. These expenses have been excluded from Adjusted EBITDA to maintain comparability with our results during periods we were not in Chapter 11 and with the results of competitors using similar measures.

"We believe the use of Adjusted EBITDA along with U.S. GAAP financial measures enhances the understanding of our operating results and is useful to investors in comparing performance with competitors, estimating enterprise value and making investment decisions. Adjusted EBITDA as used here may not be comparable to similarly titled measures reported by competitors. We also use Adjusted EBITDA to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities. Adjusted EBITDA should be used in conjunction with U.S. GAAP financial measures and is not presented as an alternative to cash flow from operations as a measure of our liquidity or as an alternative to net income as an indicator of our operating performance."

As reported in Loral's SEC filings, the Adjusted EBITDA for Loral Skynet for the 12 months ending September 30, 2006 was US $66 million.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

December 18, 2006	By:	Avi Katz

Name: Avi Katz
Title: Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 18, 2006